Exhibit 32.1

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, J. Francisco Terreforte, Chief Executive Officer and President and Chief Financial Officer of Dephasium Corp., certify that:

1.	The Amended Annual Report on Form 10-K for the period ended December 31, 2103, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Amended Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 13, 2015	/s/ J. Francisco Terreforte
J. Francisco Terreforte Chief Executive Officer Chief Financial Officer